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                                                                     Exhibit 4.1
                                OPTION AGREEMENT

                  THIS OPTION AGREEMENT (this "Agreement"), dated as of October 12, 1994, is between Micro Healthsystems, Inc., a Delaware corporation (the "Corporation"), and Graham O. King (the "Holder").

                                    RECITALS

                  A. The Corporation has offered to employ the Holder as its Chairman and Chief Executive Officer.

                  B. The Holder desires to accept such employment provided the Corporation grants the Holder an equity incentive with respect to the Corporation.

                  C. The Corporation believes that it is in the Corporation's best interest to provide an equity incentive in the form of an option to purchase shares of Common Stock of the Corporation to the Holder in order to induce the Holder to accept employment with the Corporation.

                  D. The Corporation desires to grant certain options to purchase shares of Common Stock to the Holder, upon the terms and subject to the conditions contained herein.

                                   AGREEMENTS

                  In consideration of the foregoing recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement:

                  "Business Day" means a day on which banks are generally open for business in New York.

                  "Cause" has the meaning ascribed to such term in the Employment Agreement: provided, however, that if the Employment Agreement is terminated at any time, then after such time "Cause" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

                  "Closing Price" of any security means, as of any date, the average of the closing prices of such security's sales on such date on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on such date, the average of the highest bid and lowest asked prices on all such exchanges at the end of such date, or, if on such date such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time on such date, or, if on such date such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

                  "Common Stock" means the Common Stock of the Corporation, par value $.01 per share.

                  "Dilution Factor" means, with respect to any issuance of Common Stock, or options, warrants or other securities exercisable for, or convertible into, Common Stock, except for Exempt Issuances, a fraction, the numerator of which is the number of shares of Common Stock outstanding prior to such issuance plus the number of shares of Common Stock issued by the Corporation on the date of such issuance plus the number of shares of Common Stock issuable upon exercise or conversion of options, warrants or other securities issued by the Corporation on the date of such issuance, and the denominator of which is the number of shares of Common Stock outstanding prior to such issuance.

                  "Disability" has the meaning ascribed to such term in the Employment Agreement; provided, however, that if the Employment Agreement is terminated at any time, then after such time "Disability" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

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

                  "Employment Agreement" means that certain Employment Agreement, dated as of October 12, 1994, between the Corporation and the Holder.

                  "Exempt Issuances" means (a) issuances of Common Stock, or options, warrants or other securities exercisable for or convertible into Common Stock, in connection with, or intended primarily to fiance, an acquisition by the Corporation of a business from another Person, (b) issuances of Common Stock, or options, warrants or other securities exercisable for or convertible into Common Stock, to officers and directors of the Corporation primarily for compensatory, rather than capital raising, purposes, (c) issuances of Common Stock, or options, warrants or other securities exercisable for or convertible into Common Stock, intended to finance repurchases of Common Stock by the Corporation, (d) issuances of Common Stock in connection with stock splits or stock dividends, (e) issuances of Common Stock upon the exercise of options and warrants which are outstanding on the date hereof, and (f) issuances of common Stock upon the exercise or conversion of options, warrants and other securities which were issued in Exempt Issuances; provided, however, that in order to constitute an Exempt Issuance in each case set forth above (other than (d), (e) and (f) the Corporation must certify to the Holder in writing prior to such issuance that such issuance constitutes, and will continue to constitute, an Exempt Issuance.

                  "Exercise Price" means the Primary Option Exercise Price or the applicable Secondary Option Exercise Price, as the case may be.

                  "Good Reason" has the meaning ascribed to such term in the Employment Agreement; provided, however, that if the Employment Agreement is terminated at any time, then after such time "Good Reason" shall have the meaning ascribed to it in the Employment Agreement immediately prior to such termination.

                  "Number of Exercisable Option Shares" means, as of any date, the sum of (x) the number of Option Shares for which the Options were exercisable immediately prior to such date and (y) the number of Purchased Option Shares as of such date.

                  "Number of Option Shares" means, at any time, the sum of the Number of Primary Option Shares and the Number of Secondary Option Shares.

                  "Number of Primary Option Shares" means 1,000,000 shares of Common Stock, subject to adjustment pursuant to Section 2.5 hereof.

                  "Number of Secondary Option Shares" means the aggregate Number of Secondary Option Shares determined in accordance with Section 2.1(b), and subject to adjustment pursuant to Section 2.5 hereof.

                  "Option Shares" means the Primary Option Shares and the Secondary Option Shares.

                  "Options" means the Primary Option and the Secondary Option.

                  "Option Termination Time" means 5:00 p.m. (Eastern time) on the tenth anniversary of the date of this Agreement.

                  "Permitted Transferee" means a Person who is either (i) the personal representative of the Holder upon such Holder's death for purposes of administration of the Holder's estate or (ii) a Person receiving a transfer of the Holder's assets upon the Holder's death by will or pursuant to the laws of descent and distribution. Upon the transfer of the Options, a Permitted Transferee shall be deemed to be the Holder for purposes of this Agreement.

                  "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a governmental entity or any department, agency or political subdivision thereof.

                  "Primary Option" means the option to purchase a number of shares of Common Stock equal to the Number of Primary Option Shares for the price per share of Common Stock equal to the Primary Option Exercise Price in effect at the time of any exercise of such option, subject in all respects to the terms and conditions of this Agreement, the grant to the Holder of which is made by this Agreement.

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                  "Primary Option Exercise Price" means $3.50 per share of
Common Stock, subject to adjustment pursuant to Section 2.5 hereof.

                  "Primary Option Shares" means shares of Common Stock which have been or may be purchased by the Holder pursuant to the exercise of the Primary Options, whether or not the Primary Option is then exercisable for such shares.

                  "Purchased Option Shares" means Option Shares that have been purchased by the Holder or a Permitted Transferee.

                  "Registration Agreement" means that certain Registration Rights Agreement between the Corporation and the Holder entered into pursuant to the Employment Agreement.

                  "Secondary Option" means the option to purchase a number of shares of Common Stock equal to the Number of Secondary Option Shares for the price per share equal to the applicable Secondary Option Exercise Price in effect at the time of any exercise of such option, subject in all respects to the terms and conditions of this Agreement, the grant to the Holder of which is made by this Agreement.

                  "Secondary Option Exercise Price" means, with respect to the portion of the Secondary Option attributable to a specific increase in the Number of Secondary Option Shares pursuant to Section 2.1(b)(i), the Closing Price of the Common Stock on the date of such increase. The applicable secondary Option Exercise Price shall be subject to adjustment pursuant to Section 2.5 hereof.

                  "Secondary Option Shares" means shares of Common Stock which have been or may be purchased by the Holder pursuant to the exercise of the Secondary Option, whether or not the Secondary Option is then exercisable for such shares.

                  "Underlying Option Shares" means, at any time, (i) any shares of Common Stock then outstanding that were issued upon exercise of the Options,
(ii) any shares of Common Stock issuable upon exercise of the Options, whether or not the Options are then exercisable, (iii) any shares of Common Stock then outstanding that were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Underlying Option Shares, and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities that were issued as a dividend or other distribution with respect to or in replacement of other Underlying Option Shares.

2.       Terms of Option.

         2.1 Grant of the Option: Determination of Number of Secondary Option Shares. (a) Upon the terms and conditions set forth herein, the Corporation hereby grants to the Holder the Primary Option and the Secondary Option.

                  (b)(i) The Number of Secondary Option Shares shall initially be zero and shall be increased from time to time pursuant to this paragraph (b)(i). If the Corporation issues shares of Common Stock, or options, warrants or other securities exercisable for, or convertible into, Common Stock, except for Exempt Issuances, at any time or from time to time prior to the third anniversary of the date hereof, then on the date of such issuance the Number of Secondary Option Shares shall be increased by a number equal to the difference between (a) the product of (i) the number of Underlying Option Shares prior to such issuance times (2) the Dilution Factor and (b) the number of Underlying Option Shares prior to such issuance.

                  (ii) The Secondary Option shall become exercisable for Option Shares in accordance with Section 2.3: provided that the Secondary Option will only become exercisable on or after the day on which the Primary Option becomes exercisable for all Primary Option Shares.

         2.2 Procedures for Exercise. Subject in all respects to the Options becoming exercisable pursuant to Section 2.3 of this Agreement, the Holder or a Permitted Transferee may exercise the Options in whole or in part at any time or from time to time prior to the Option Termination Time (or earlier termination pursuant to Section 2.6 of this Agreement) by delivering written notice to the Corporation substantially in the form attached hereto as Exhibit A, together with payment

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in a manner set forth below of the aggregate Exercise Price for the Option
Shares with respect to which the Holder or a Permitted Transferee is exercising the Options. The aggregate Exercise Price for the Options Shares with respect to which the Holder or a Permitted Transferee is exercising the Options may be paid:

                  (a) by cash or a check payable to the order of the Corporation.

                  (b) in the manner provided in (a), (c) or (d) with respect to $.01 per share and by delivery to the Corporation of a promissory note of the Holder or Permitted Transferee in a principal amount equal to the balance of such aggregate Exercise Price with respect to such balance, which note will bear interest at the applicable Federal rate determined from time to time by the Internal Revenue Service under
         Section 1274 of the Internal Revenue Code of 1986, as amended, and the principal amount of, and accrued interest on, such note shall be due on the third anniversary of the date of exercise.

                  (c) by cancellation of shares of Common Stock, other than shares subject to surrender pursuant to Section 5.1 of the Employment Agreement owned by the Holder or Permitted Transferee at the time of such exercise having a fair market value (determined based on the Closing Price of the Common Stock on the date of exercise) equal to the aggregate Exercise Price for such Option Shares, or

                  (d) by cancellation of the exercisable portion of the Options, or a portion thereof, having a fair market value (determined based on the difference between the Closing Price of the Common Stock on the date of exercise and the Exercise Price) equal to the aggregate Exercise Price for such Option Shares.

As promptly as practicable after receiving the written notice and the payment of the aggregate Exercise Price, the Corporation will deliver to the Holder or Permitted Transferee, as the case may be, certificates for the Option Shares with respect to which such Holder or Permitted Transferee has exercised the Option, issued in the name of the Holder or Permitted Transferee, as the case may be. For all purposes, the Holder or Permitted Transferee, as the case may be, will be deemed to have exercised the Options and to have purchased and become the holder of the Option Shares as of the date the Corporation receives written notice and payment of the aggregate Exercise Price from the Holder or Permitted Transferee, as the case may be, as provided in this Section 2.2.

         2.3      Vesting of the Options.

                  (a) Employment-Based Vesting. (i) If (A) the Number of Exercisable Option Shares prior to the first anniversary of the date hereof is less than 400,000 and (B) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on such anniversary, then on the first anniversary of the date hereof the Options shall become exercisable for an additional number of Option Shares equal to the difference between (1) 400,000 and (2) the Number of exercisable Option Shares immediately prior to such anniversary.

                           (ii) If (A) the Number of exercisable Option Shares
                  prior to the eighth anniversary of the date hereof is less than the Number of Option Shares and (B) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on such anniversary, then on the eighth anniversary of the date hereof the Options shall become exercisable for an additional number of Option Shares equal to the difference between (x) the Number of Option Shares and (y) the Number of Exercisable Option Shares prior to such anniversary.

                  (b) Change of Control Vesting. (i) If (A) the Number of Exercisable Option Shares prior to the occurrence of a Change of Control (as hereinafter defined) is less than the Number of Option Shares and (B) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on the date on which such Change of Control occurs, then upon the occurrence of such Change of control the Options shall become exercisable for an additional number of Option Shares equal to the difference between (x) the Number of Option Shares and (y) the Number of Exercisable Option Shares prior to such Change in Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if any time after the date hereof:

                           (A) the Corporation sells or otherwise disposes of
                  all or substantially all of its assets;

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                           (B) the Corporation participates in a merge or
                  consolidation and immediately following the consummation of such merger or consolidation, the Corporation's stockholders prior to such merger or consolidation do not own 50% or more of the voting shares of stock of the surviving or successor corporation; or

                           (C) any person or entity, including a "person" as
                  such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding current officers or directors of the Corporation, becomes the beneficial owner of 50% or more of the combined voting power of the Corporation's voting securities.

                           (ii) If (A) the Number of Secondary Option Shares
                  increases at any time or from time to time on or after the date on which a Change of Control occurs and (B) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on the date of such increase, then on the date of such increase the Options shall become exercisable for an additional number of Option Shares equal to the number by which the Number of Secondary Option Shares increased pursuant to Section 2.1(b)(i) hereof.

                           (c) Stock Price Vesting. (i) If on any date after the
                  date hereof (A) the closing Price of the Common Stock has been at least $5.00 on at least 30 of the 40 Business Days during the period ending on such date and commencing on the date which is 39 Business Days prior to such date if such date is a Business Day (or 40 Business Days prior to such date if such date is not a Business Day), (B) the Number of Exercisable Option Shares on such date is less than the Number of Option Shares and (C) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on such date, then on such date the Options shall become exercisable for an additional number of Option Shares equal to the difference between (x) the Number of Option Shares and (y) the Number of Exercisable Option Shares prior to such date.

                           (ii) If the Number of Secondary Option Shares
                  increases at any time or from time to time after the Options had become exercisable for a number of Option Shares equal to the Number of Option Shares prior to such increase and (b) the Holder is (or pursuant to Section 2.6 is deemed to be) an employee of the Corporation on the date of such increase, then on the date of such increase the Options shall become exercisable for an additional number of Option Shares equal to the number by which the Number of Secondary Option Shares increased pursuant to Section 2.1(b)(i) hereof.

                           (d) Exercise after Vesting. After the Options have
                  become exercisable for any number of Option Shares, the Options may be exercised for up to the aggregate number of Option Shares for which the Options have become exercisable at any time or from time to time thereafter in accordance with the provisions of Section 2.1 (but prior to the termination of the Options in accordance with this Agreement). Under no circumstances will a decrease in the Closing Price of the Common Stock affect the exercisability of the Options to the extent that they have already become exercisable or reduce the number of Option Shares for which the Options are exercisable.

         2.4 Fractional Shares. Fractional shares will not be issued upon the exercise of the Options, but in any case where the Holder would, except for the provisions of this Section 2.4, be entitled under the terms of this Agreement to receive a fractional share upon the complete exercise of the Options, the Corporation will, upon the exercise of the Options for the largest number of whole shares, then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined based on the Closing Price of the Common Stock as of the date of exercise) over the proportional part of the applicable Exercise Price represented by such fractional share.

         2.5 Antidilution Provisions. In the event of any stock dividend, stock split, combination, or exchange of shares of Common Stock or any recapitalization or change in capitalization affecting shares of Common Stock, the number and kind of shares that are subject to the Options, the thresholds for exercisability set forth herein and the applicable Exercise Price shall be proportionately and appropriately adjusted.

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         2.6      Termination of Option.

                  (a) In the event that (1) the Corporation terminates the Holder's employment for Cause or (2) the Holder voluntarily terminates his employment with the Corporation other than for Good Reason, at any time while the Options are outstanding and unexercised in whole or in part:

                           (i) the portion of the Options that is not
                  exercisable shall terminate as of such termination of employment; and

                           (ii) the portion of the Options that is exercisable
                  shall continue to be exercisable in accordance with the terms of this Agreement until the earlier of (A) the Option Termination Time and (B) the first anniversary of such termination of employment.

                  (b) In the event that (i) the Holder voluntarily terminates his employment with the Corporation for Good Reason, (ii) the Corporation terminates the Holder's employment other than for Cause,
         (iii) the Holder's employment is terminated as a result of the Holder's death or Disability, or (iv) the Holder's employment with the Corporation, is terminated upon expiration of the Term (as defined in the Employment Agreement) as a result of notice from the Corporation (the date of such termination being referred to as the "Termination Date"), then, solely for purposes of this Agreement, the Holder shall be deemed to be an employee of the Corporation until the earlier of (x) the Option Termination Time and (y) the first anniversary of the Termination Date (the "Vesting Date") and the options may become exercisable in accordance with the terms of Section 2.3 of this Agreement at any time until and including the Vesting Date and the Options may be exercised, to the extent they become exercisable, from time to time at any time before the earlier of (i) the later of (A) one year after the date on which the Options become exercisable and (B) the first anniversary of the Termination Date and (2) the Option Termination time.

                  (c) For purposes of this Agreement, the Holder shall be an employee of the Corporation if he is an employee of either the Corporation or any subsidiary of the Corporation.

         2.7 Non-Transferable. The Holder will not transfer, sell, convey, exchange, pledge or otherwise dispose of (herein referred to as "disposition" or "to dispose of") the Options and the rights and privileges of the Holder under this Agreement, except that in the event of the Holder's death or incompetency, the Options may be transferred to a Permitted Transferee.

         2.8 No Rights as a Stockholder. The Options do not confer upon the Holder or any Permitted transferee any right to vote or consent or to receive notice as a stockholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise of the Options as hereinbefore provided.

         2.9 No Rights to Employment or Other Relationship. Nothing contained in this Agreement shall confer upon the Holder any right with respect to employment by or any relationship with the Corporation or interfere in any way with the right of the Corporation at any time to terminate the employment of the Holder or terminate any other relationship the Holder may have with the Corporation or to increase or decrease any compensation paid by the Corporation to the Holder.

         2.10 Capital Reorganization. If there shall be any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a subdivision or combination of the Common Stock or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the corporation as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase upon exercise of the Options, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if the Options had been exercised immediately prior to such Capital Reorganization, assuming the Options were exercisable for all of the Option Shares immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Corporation or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder an agreement as to the Holder's rights in accordance with this Section 2.10, providing for rights as nearly as equivalent as may be practicable to the rights provided for in this Agreement. The provisions of this Section 2.10 shall similarly apply to successive Capital Reorganizations.

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         2.11 Protection of Purchase Rights. The Corporation shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance, sale, repurchase or redemption of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this Agreement or the rights of the Holder under this Agreement, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and will take all actions that may be necessary or appropriate in order to protect the rights of the Holder under this Agreement against impairment.

         2.12 Notices of Increases. Whenever the Number of Secondary Option Shares increases, the Corporation will promptly prepare a certificate setting forth, in reasonable detail, the calculation of such increase and the applicable Secondary Option Exercise Price with respect to such increase and will cause such certificate to be delivered to the Holder.

3. Covenants of the Corporation. The Corporation covenants and agrees as follows: (a) that during the period within which the Options may be exercised, the Corporation will at all times have authorized and in reserve a sufficient number of shares of its Common Stock to provide for the exercise of the Option,
(b) the Option Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable, and
(c) the Corporation will pay all federal and state taxes (other than income taxes) which may be payable in respect of the Options or any Common Stock or certificates therefor upon its exercise pursuant to the provisions of this Agreement.

4.       Miscellaneous.

         4.1 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

         4.2 Descriptive Headings: Rounding. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement. All calculations under this Agreement shall be made to the nearest cent or one-hundredth of a share, as the case may be.

         4.3 Closing of Transfer Books. The right to exercise the Options will not be suspended during any period while the stock transfer books of the Corporation for the Common Stock may be closed. The Corporation will not be required, however, to deliver certificates of the Common Stock upon such exercise while such books are duly closed for any purpose, but the Corporation may postpone the delivery of such certificates until the opening of such books, and they will, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

         4.4 Notices. Any notices desired, required or permitted to be given hereunder will be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and will be deemed to have been given upon delivery, if delivered personally, five business days after mailing, if mailed, or one business day after the delivery to the overnight courier service, if delivered by overnight courier service:

         If to the Holder, to:

                  Graham O. King
                  1022 South Leopard Road
                  Berwyn, Pennsylvania 19312

         with a copy to:

                  Stanford J. Goldblatt, Esq.
                  Hopkins & Sutter
                  Three First National Plaza
                  Suite 8800
                  Chicago, Illinois 60602

         If to the Corporation, to:

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                  Micro Healthsystems, Inc.
                  414 Eagle Rock Avenue
                  West Orange, New Jersey 07052
                  Attention:  President

         with a copy to:

                  Stephen J. Feinberg, Esq.
                  Salon, Marrow & Dyckman
                  685 Third Avenue
                  21st Floor
                  New York, New York 10017

         4.5 Governing Law. The validity, meaning and effect of this Agreement will be determined in accordance with the internal law of, and not the law of, conflicts of the State of New Jersey.

         4.6 Exhibits. All exhibits hereto are an integral part of this Agreement.

         4.7 Final Agreement. This Agreement, together with the Employment Agreement and the Registration Agreement, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect thereto.

         4.8 No Attachment. Except as required by law, no right to receive Option Shares under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         4.9 Execution in Counterparts. this Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

         This Option Agreement was executed as of the date first set forth above.

                                           MICRO HEALTHSYSTEMS, INC.


                                           By:      /s/ S. M. Caravetta
                                              -------------------------
                                           Its:       Chairman
                                              -------------------------

                                           HOLDER:


                                              /s/ Graham O. King
                                              -------------------------
                                              Graham O. King

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



                                                                       EXHIBIT A


TO:      MICRO HEALTHSYSTEMS, INC.

         The undersigned, pursuant to the terms and conditions of the Option Agreement dated , 1994, by and between Micro Healthsystems, Inc. and the undersigned (the "Option Agreement"), hereby exercises the options granted thereby to purchase the following number of shares of Common Stock pursuant to such options at the corresponding price per share provided in the Option Agreement and is hereby tendering full payment therefor in accordance with the terms of the Option Agreement.

                       Number of Shares                     Aggregate
                      to be purchased:                  Exercise Price:


                        __________                        ____________


Dated:   _______________________                        _______________________
                                                        Graham O. King




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